UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Perry Ellis filed a preliminary proxy statement and accompanying preliminary proxy card with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting on May 20, 2015.

Press Release Issued by Perry Ellis on May 26, 2015

Attached hereto is a press release issued by Perry Ellis on May 26, 2015 commenting on the decision by Legion Partners Holdings, LLC and the California Teachers’ Retirement System (CalSTRS) to withdraw their slate of director nominees for election to the Perry Ellis Board of Directors, as well as their independent chairman proposal, that had been proposed to be brought before the Annual Meeting.

Important Additional Information And Where To Find It

On May 20, 2015, Perry Ellis filed a preliminary proxy statement and accompanying preliminary proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, has been set forth in the Company’s preliminary proxy statement for the 2015 Annual Meeting, including the schedules and appendices thereto. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s preliminary proxy statement for the 2015 Annual Meeting, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

[PRESS RELEASE ISSUED ON MAY 26, 2015]

PERRY ELLIS INTERNATIONAL COMMENTS ON

LEGION PARTNERS’ AND CALSTRS’ WITHDRAWAL OF SLATE OF DIRECTOR NOMINEES

AT 2015 ANNUAL MEETING OF SHAREHOLDERS

MIAMI – May 26, 2015 – Perry Ellis International, Inc. (NASDAQ: PERY) (“Perry Ellis” or the “Company”) today commented on the decision by Legion Partners Holdings, LLC and the California Teachers’ Retirement System (CalSTRS) to withdraw their slate of director nominees for election to the Perry Ellis Board, as well as their independent chairman proposal, that had been proposed to be brought before the Company’s upcoming 2015 Annual Meeting of Shareholders.

George Feldenkreis, Chairman and Chief Executive Officer, Perry Ellis International, commented, “I am extremely proud of what we have accomplished over the past half century, particularly the value that we have created for all our stakeholders. We have grown from being a small family-owned importer of guayaberas and children’s wear in 1967 to being a leading publicly-held international designer and distributor of globally recognized apparel brands. For the past two years, we have worked very hard to return Perry Ellis to a more profitable path and have made very substantial progress in our efforts to create value for all our stakeholders. Given the success of our strategic initiatives, the significant improvements in our financial performance and outlook that we discussed in our recent earnings call, our stock price appreciating approximately 55% over the past 12 months (measured as of our shareholder record date, May 22, 2015) and currently trading close to its highest level in four years, the groundwork being laid for us to have one of the strongest boards in the apparel industry following our 2015 Annual Meeting of Shareholders and our Board’s recent decision to adopt a leadership succession plan that I fully support, I am very pleased that, as we move beyond the distraction of a proxy contest, we will now be able to focus all the efforts of our Board and management team on continuing to further our strategic initiatives to create more value for our stakeholders.”

The independent members of the Board of Directors of Perry Ellis issued the following statement: “The Perry Ellis Board of Directors and management team are committed to acting in the best interests of the Company and all Perry Ellis shareholders. In that regard, we appreciate the constructive dialogue we have had with our shareholders on a variety of issues in recent months. As we look ahead, we are very proud of the slate of highly-qualified and experienced director nominees that we have recommended for election to our Board at the 2015 Annual Meeting. With the re-election of our President and Chief Operating Officer and CEO designate, Oscar Feldenkreis, and the election of our new nominees, apparel and retail industry heavyweights, Bruce J. Klatsky and Michael W. Rayden, the Perry Ellis Board would be composed of seven highly-qualified and experienced directors, five of whom would be independent. In addition, the Perry Ellis Board would boast a broad and diverse set of skills and experiences in the areas of apparel, sourcing, merchandising, wholesaling, licensing, retailing, e-commerce, branding, marketing, customer service, sales, logistics, operations, distribution, store planning and development, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, global operations, strategic planning and international knowledge. Furthermore, if Messrs. Klatsky and Rayden are elected to the Board at the 2015 Annual Meeting, all five of our independent directors would have joined the Perry Ellis Board since the beginning of 2014, which reflects the Perry Ellis Board’s continuing commitment to recruit new independent and highly-qualified directors that have relevant perspectives, insights, experiences and competencies that expand the depth and breadth of the Board.”

Morgan, Lewis & Bockius LLP is serving as legal advisor to Perry Ellis.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” or “target” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as otherwise required by the federal securities laws.

Important Additional Information And Where To Find It

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with Perry Ellis’ 2015 Annual Meeting of Shareholders. On May 20, 2015, Perry Ellis filed a preliminary proxy statement and accompanying preliminary proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the 2015 Annual Meeting.

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Perry Ellis’ shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, has been set forth in Perry Ellis’ preliminary proxy statement for the 2015 Annual Meeting, including the schedules and appendices thereto. To the extent holdings of Perry Ellis’ securities have changed since the amounts set forth in Perry Ellis’ preliminary proxy statement for the 2015 Annual Meeting, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC and Perry Ellis’ definitive proxy statement to be filed for the 2015 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS’ WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Perry Ellis’ corporate website at www.pery.com, by writing to Perry Ellis’ Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling Perry Ellis’ Corporate Secretary at (305) 873-1245.

Contact

Investor Contacts:

Dan Burch / Bob Marese

MacKenzie Partners Inc.

(212) 929-5500

Allison Malkin

Senior Managing Director

ICR

203-682-8225

Media Contacts:

Dan Katcher / Matthew Sherman / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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